UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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☐	Preliminary Information Statement
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☒	Definitive Information Statement
PACE® Select Advisors Trust
(Name of Registrant As Specified In Its Charter)
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Information Statement

PACE® Select Advisors Trust

PACE® Small/Medium Co Growth Equity Investments

1285 Avenue of the Americas
New York, New York 10019-6028

March 22, 2013

Dear Shareholder,

We are pleased to inform you that UBS Global Asset Management (Americas) Inc. ("UBS Global AM") has entered into a new investment sub-advisory agreement on behalf of PACE Small/Medium Co Growth Equity Investments (the "Fund"), a portfolio of PACE Select Advisors Trust (the "Trust"), with Riverbridge Partners, LLC ("Riverbridge") as a result of a change in the corporate ownership of Riverbridge. The change in Riverbridge's corporate ownership is not expected to result in any changes to the Fund's investment strategies, fees, or portfolio management team.

Riverbridge has served as an investment advisor to the Fund since October 2005. On December 31, 2012, Northill US Holdings, Inc., part of the Northill Capital Group ("Northill"), acquired approximately 58% of Riverbridge (the "Transaction"). Riverbridge employees continue to own the remainder. Northill provides equity capital to asset management firms. The Transaction is the type of event which might be considered to result in a "change of control" of Riverbridge under the Investment Company Act of 1940, as amended ("Investment Company Act"), and the rules thereunder. Under the Investment Company Act, investment advisory agreements (and investment sub-advisory agreements) are required to terminate automatically when there is a

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"change of control" of the investment advisor. A new investment sub-advisory agreement between UBS Global AM on behalf of the Fund and Riverbridge was approved by the Trust's board of trustees (the "Board" or "Trustees") at a Board meeting held on November 13-14, 2012 and became effective as of December 31, 2012. The terms of this new investment sub-advisory agreement do not materially differ from those of the investment sub-advisory agreement that was in place prior to the Transaction.

Copper Rock Capital Partners, LLC ("Copper Rock") and Palisade Capital Management, L.L.C. ("Palisade") also currently serve as investment advisors of the Fund, and each is responsible for managing a separate portion of the Fund's assets. Each investment advisor manages a portion of the Fund's portfolio as allocated by UBS Global AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. Riverbridge's, Copper Rock's and Palisade's portions of the Fund's assets are unaffected by Riverbridge's change in corporate ownership. The relative value of each investment advisor's share of the Fund's assets may change over time.

Please note that this transaction does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

Information regarding the PACESM Select Advisors Program

The PACE Select Advisors Program ("PACE Program") and the Trust are designed to assist you in devising an asset allocation strategy to meet your individual needs. Through the PACE Program, UBS Financial Services Inc. combines its ability to evaluate your investment objectives and risk tolerance, based on information that you provide, with professional investment advice and provides a suggested allocation of your assets among the portfolios of the Trust that conforms to the evaluation of those tolerances and objectives. Class P shares of the Trust are offered through the PACE Program; other share classes are offered to investors not participating in the PACE Program.

Pursuant to an investment management and administration agreement with the Trust ("Management Agreement"), UBS Global AM manages the investment operations of the Trust, administers the Trust's affairs, and is responsible for the selection, subject to review and approval by the Board, of the investment advisors for each of the portfolios of the Trust (other than PACE® Money Market Investments), including the Fund. UBS Global Asset Management (US) Inc. ("UBS Global AM (US)"), an affiliate of UBS Global AM, serves as the distributor of each portfolio's shares under a distribution contract that requires UBS Global AM (US) to use its best efforts to sell each portfolio's shares. Pursuant to an agreement with UBS Global AM (US), UBS Financial Services Inc. also serves as a dealer for the portfolios' shares. As of December 31, 2012, UBS Global AM had approximately $150 billion in assets under management. UBS Global AM is an indirect, wholly-owned asset management subsidiary of UBS AG and a member of the UBS Global Asset Management Division, which had approximately $634 billion in assets under management worldwide as of December 31, 2012. UBS AG is an internationally diversified organization headquartered in Zurich and Basel, Switzerland with operations in many areas of the financial services industry. UBS Global AM is located at 1285 Avenue of the Americas, New York, New York 10019-6028. The principal business office of UBS Financial Services Inc. is located at 1285 Avenue of the Americas, New York, New York 10019-6028.

PACE Small/Medium Co Growth Equity Investments

Background

As a result of the Transaction, which closed on December 31, 2012, the then-existing sub-advisory agreement between UBS Global AM and Riverbridge with respect to the Fund (the "Prior Sub-Advisory Agreement") automatically terminated due to the "change of control" of Riverbridge. Accordingly, UBS Global AM has entered into a new investment sub-advisory agreement with Riverbridge (the "Sub-Advisory Agreement"). The Sub-Advisory Agreement does not materially differ from the Prior Sub-Advisory Agreement. The Sub-Advisory Agreement has not resulted in any changes to the Fund's investment strategies, fees, or portfolio management team.

The Sub-Advisory Agreement was approved by the Trust's Board at a meeting held on November 13-14, 2012 in anticipation of the Transaction, and became effective as of December 31, 2012. The Trustees determined to approve the Sub-Advisory Agreement after a thorough analysis of any impact of the Transaction on the Fund. The material factors considered by the Trustees in approving the Sub-Advisory Agreement are set forth below under "PACE Small/Medium Co Growth Equity Investments—Trustees' considerations."

Under the Sub-Advisory Agreement, Riverbridge, Copper Rock and Palisade continue to manage separate portions of the Fund's portfolio as allocated by UBS Global AM, subject to the Board's oversight (each, an "Allocated Portion"). The relative value of each investment advisor's share of the Fund's assets may change over time.

Investment strategies of Riverbridge

With respect to its Allocated Portion, Riverbridge believes that earnings power determines the value of a franchise. Riverbridge focuses on companies that are viewed as building their earnings power and building the intrinsic value of the company over long periods of time. Riverbridge looks to invest in high-quality growth companies that

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demonstrate the ability to sustain strong secular earnings growth, regardless of overall economic conditions.

New Sub-Advisory Agreement

Under the Sub-Advisory Agreement, subject to the supervision and direction of the Trustees and review by UBS Global AM and any written guidelines adopted by the Board or UBS Global AM, Riverbridge will provide a continuous investment program for the Fund (or any Allocated Portion thereof) including investment research and discretionary management with respect to all securities and investments and cash equivalents, and make decisions with respect to, and place orders for, all purchases and sales of the Fund's investments for its Allocated Portion, all in accordance with the provisions of the Investment Company Act, and any rules thereunder, the governing documents of the Trust, the fundamental policies of the Trust and the Fund, as reflected in the Trust's registration statement, and any policies and determinations of the Trustees.

Under the Sub-Advisory Agreement, Riverbridge will pay for all expenses incurred by it in connection with its services to its Allocation Portion, but Riverbridge will not be responsible for any expenses incurred by the Trust, the Fund or UBS Global AM.

As compensation for its services to the Fund under the Sub-Advisory Agreement, Riverbridge is entitled to receive fees from UBS Global AM (not the Fund), computed daily and payable monthly, based on an annual percentage of the average daily net assets of its Allocated Portion.

During the Fund's last full fiscal year ended July 31, 2012, UBS Global AM paid or accrued to the Fund's investment advisors an aggregate fee of $1,734,036, which represented approximately 0.41% of the Fund's net assets.

The Sub-Advisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least

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annually (i) by a vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

The Sub-Advisory Agreement provides for termination, without payment of any penalty, by vote of the Trustees or by a vote of a majority of the Fund's outstanding voting securities on 30 days' written notice to Riverbridge. UBS Global AM also may terminate the Sub-Advisory Agreement, without payment of any penalty: (i) upon 120 days' written notice to Riverbridge; (ii) upon material breach by Riverbridge of the representations, warranties and agreements contained in the Sub-Advisory Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, Riverbridge becomes unable to discharge its duties and obligations under the Sub-Advisory Agreement, including circumstances such as financial insolvency or other circumstances that could adversely affect the Fund. The Sub-Advisory Agreement provides that Riverbridge may terminate the Sub-Advisory Agreement, without payment of any penalty, on 120 days' written notice to UBS Global AM. The Sub-Advisory Agreement terminates automatically in the event of its "assignment," as defined in the Investment Company Act.

As described below under "Additional information—SEC exemptive order," UBS Global AM has received an exemptive order from the US Securities and Exchange Commission ("SEC") enabling it to enter into an investment sub-advisory agreement with an investment advisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio if certain conditions are met.

The Sub-Advisory Agreement provides that Riverbridge shall not be liable to UBS Global AM for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust or its shareholders or by UBS Global AM in connection with the matters to which the Sub-Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or

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from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement.

Trustees' considerations

Background—At a meeting held on November 13-14, 2012, the members of the Board, including the Independent Trustees, considered and approved the proposed Sub-Advisory Agreement between UBS Global AM and Riverbridge with respect to the Fund. It was necessary for the Board to consider the Sub-Advisory Agreement with Riverbridge, currently an investment advisor to the Fund, as a result of an anticipated change of control of Riverbridge that was expected to be consummated prior to the next in-person Board meeting; the upcoming change of control would amount to an "assignment" of the Prior Sub-Advisory Agreement and result in its termination in accordance with its terms. The Board was advised that the change of control in Riverbridge was not expected to result in any material changes to Riverbridge's management of its Allocated Portion. In considering the approval of the Sub-Advisory Agreement, the Board was able to draw on its knowledge of the Trust, its portfolios, Riverbridge and UBS Global AM. The Board recognized its familiarity with UBS Global AM and the investment management and sub-advisory agreements for this and the other portfolios of the Trust, including the extensive materials the Board had previously reviewed in connection with the annual reconsideration of the contracts for the portfolios, and noted that it had previously received a memorandum from its independent legal counsel discussing, among other things, the duties of the Board members in considering approval of management and sub-advisory agreements. The Board also received a memorandum from UBS Global AM discussing UBS Global AM's reasons for recommending Riverbridge as an investment advisor to the Fund.

In its consideration of the approval of the Sub-Advisory Agreement, the Board considered the following factors:

Nature, extent and quality of the services under the Sub-Advisory Agreement—The Board's evaluation of the services to be provided by Riverbridge to the Fund took into account the Board's

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knowledge and familiarity gained as Board members of funds in the UBS New York fund complex, including the Trust and its portfolios. The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by Riverbridge during prior periods. The Board concluded that, overall, it was satisfied with the nature, extent and quality of services expected to be provided to the Fund under the proposed Sub-Advisory Agreement.

Sub-Advisory fee—The Board reviewed and considered the proposed contractual sub-advisory fee to be payable by UBS Global AM to Riverbridge in light of the nature, extent and quality of the sub-advisory services anticipated to be provided by Riverbridge. The Board noted that the proposed contractual sub-advisory fee was generally in line with the sub-advisory fees paid by UBS Global AM to the Fund's current sub-advisors. The Board determined that the proposed sub-advisory fee was reasonable in light of the nature, extent and quality of the services proposed to be provided to the Fund under the Sub-Advisory Agreement.

Fund performance—The Board received and considered performance information, as well as representations concerning anticipated continuity of principal personnel. The Board concluded that, overall, it was satisfied with the performance of the Fund.

Advisor profitability—Profitability of Riverbridge or its affiliates or UBS Global AM or its affiliates in providing services to the Fund was not a significant factor considered by the Board, as the sub-advisory fee would be paid by UBS Global AM out of the management fee paid to it by the Fund, and not by the Fund.

Economies of scale—The Board noted that, as the sub-advisory fee for the Fund would be paid by UBS Global AM, not by the Fund, consideration of economies of scale with respect specifically to the sub-advisory fee was not relevant.

Other benefits to Riverbridge—The Board was informed by management that Riverbridge's relationship with the Fund would be

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limited to its provision of sub-advisory services to the Fund and that therefore management believed that Riverbridge would not receive tangible ancillary benefits as a result of its relationship with the Fund, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Fund (which would also potentially benefit the Fund). The Board recognized that Riverbridge could receive intangible benefits from its association with the Fund, such as increased name recognition or publicity from being selected as an investment advisor to the Fund after an extensive review process. Similarly, the Fund could benefit from having an investment advisor with an established or well-regarded reputation.

In light of all of the foregoing, the Board approved the proposed Sub-Advisory Agreement for the Fund. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Sub-Advisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Additional information

SEC exemptive order

In October 2012, UBS Global AM and the Trust received an amended exemptive order ("Amended Order") from the SEC exempting them from certain provisions of the Investment Company Act. Specifically, the Amended Order permits the Trust and UBS Global AM, so long as certain conditions are satisfied, to enter into an investment sub-advisory agreement with an investment advisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio. The Amended Order generally requires that shareholders of each affected portfolio be notified of an investment sub-advisory agreement that has been entered into within 90 days of the effectiveness of the investment sub-advisory agreement, and that the portfolio make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

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Additional information about UBS Global AM, UBS Global AM (US) and UBS AG

UBS Global AM, a Delaware corporation, is the manager and administrator of the Fund. UBS Global AM (US), a Delaware corporation, serves as the principal underwriter of the Fund. UBS Global AM and UBS Global AM (US) are located at 1285 Avenue of the Americas, New York, New York 1001 9-6028. UBS Global AM and UBS Global AM (US) are indirect wholly-owned subsidiaries of UBS AG. UBS Global AM is a member of the UBS Global Asset Management Division, which had approximately $634 billion in assets under management worldwide as of December 31, 2012 and is an investment advisor registered with the SEC. UBS AG is an internationally diversified organization with headquarters in Zurich and Basel, Switzerland with operations in many areas of the financial services industry. As of December 31, 2012, UBS Global AM had approximately $150 billion in assets under management.

Additional information about Riverbridge

Riverbridge is located at 1200 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402. Riverbridge is an investment manager with approximately $3.2 billion in assets under management as of December 31, 2012. Riverbridge was founded in 1987 to specialize in growth equities across the capitalization range. Mark Thompson leads a seven-person investment team, three of whom are equity owners in the firm. Mark Thompson is the Chief Investment Officer and has been in charge of the day-to-day management of Riverbridge's portion of the Fund's assets since October 2005. He co-founded Riverbridge in July 1987.

Northill Capital LLP, the main operating entity of Northill, is located at 1 Curzon Street, London, England W1J 5HD. Northill has an approximately 58% equity interest in Riverbridge through Northill US Holdings Inc., located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. Riverbridge's employees hold the remaining equity interests in the firm.

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The principal executive officers and board members of Riverbridge, as of the date of this document, are set forth below:

Name and Address	Position with Riverbridge*
Mark A. Thompson	Board of Governors Member/Chief Investment Officer
Rick D. Moulton	Board of Governors Member/Portfolio Manager
Andrew W. Turner	Board of Governors Member/Relationship Manager
Jonathan M. Little	Board of Governors Member
Richard D. Potter	Board of Governors Member

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of Riverbridge and did not pay any fees to Riverbridge or its affiliates for services provided to the Fund.

*  Messrs. Little and Potter are partners at Northill. None of the other principal executive officers or board members of Riverbridge listed above has other principal employment other than his or her respective position(s) with Riverbridge.

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Reports to shareholders

The Trust will furnish, without charge, a copy of the most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report, if any, to shareholders of the Trust upon request. Requests for reports should be made by calling the Trust's transfer agent, BNY Mellon Investment Servicing (US) Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, toll-free at 1-800-647 1568.

If you have any questions, please contact your investment professional.

March 22, 2013
1285 Avenue of the Americas
New York, New York 10019-6028

©UBS 2013. All rights reserved.
UBS Global Asset Management (Americas) Inc.
is a subsidiary of UBS AG.

www.ubs.com/globalam-us

PACE Select

Information Statement—Notice

PACE® Select Advisors Trust

PACE® Small/Medium Co Growth Equity Investments

1285 Avenue of the Americas
New York, New York 10019-6028

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 22, 2013

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to PACE Small/Medium Co Growth Equity Investments (the "Fund"), a portfolio of PACE Select Advisors Trust (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.

We are pleased to inform you that UBS Global Asset Management (Americas) Inc. ("UBS Global AM") has entered into a new investment sub-advisory agreement on behalf of the Fund, with Riverbridge Partners, LLC ("Riverbridge") as a result of a change in the corporate ownership of Riverbridge. The change in Riverbridge's corporate ownership is not expected to result in any changes to the Fund's investment strategies, fees, or portfolio management team.

Riverbridge has served as an investment advisor to the Fund since October 2005. On December 31, 2012, Northill US Holdings, Inc., part of the Northill Capital Group ("Northill"), acquired approximately 58% of Riverbridge (the "Transaction"). Riverbridge employees continue to own the remainder. Northill provides equity capital to asset management firms. The Transaction is the type of event which might be considered to result in a "change of control" of Riverbridge under the Investment Company Act of 1940, as amended ("Investment Company Act"), and the rules thereunder. Under the Investment Company Act, investment advisory agreements (and investment sub-advisory agreements) are required to terminate automatically when there is a "change of control" of the investment advisor. A new investment sub-advisory agreement between UBS Global AM on behalf of the Fund and Riverbridge was approved by the Trust's board of trustees (the "Board" or "Trustees") at a Board meeting held on November 13-14, 2012 and became effective as of December 31, 2012. The terms of this new investment sub-advisory agreement do not materially differ from those of the investment sub-advisory agreement that was in place prior to the Transaction.

Copper Rock Capital Partners, LLC ("Copper Rock") and Palisade Capital Management, L.L.C. ("Palisade") also currently serve as investment advisors of the Fund, and each is responsible for managing a separate portion of the Fund's assets. Each investment advisor manages a portion of the Fund's portfolio as allocated by UBS Global AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. Riverbridge's, Copper Rock's and Palisade's portions of the Fund's assets are unaffected by Riverbridge's change in corporate ownership. The relative value of each investment advisor's share of the Fund's assets may change over time. Additional information about UBS Global AM, Riverbridge, the Sub-Advisory Agreement between UBS Global AM and Riverbridge with respect to the Fund, and the Board's approval of this Sub-Advisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by UBS Global AM and the Trust from the Securities and Exchange Commission, the hiring of Riverbridge on the Fund's behalf does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about March 29, 2013 to the Fund's shareholders of record as of March 4, 2013. The full Information Statement will be available for printing on the Fund's website at www.ubs.com/us/en/asset_management/individual_investors/ii_pace.html until at least June 27, 2013. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 793 8637 (select option number 1). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

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